EXHIBIT 10.5

FOURTH AMENDMENT TO FOURTH
AMENDED AND RESTATED CREDIT AGREEMENT

        This Fourth Amendment to Fourth Amended and Restated Credit Agreement (this “Amendment”) dated as of September 6, 2002 (the “Amendment Effective Date”), is by and among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the “Borrower”), each Bank (as defined in the Credit Agreement referred to below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), individually, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and as letter of credit issuing bank (in such capacity, together with its successors in such capacity, the “Issuer”), CIBC INC., individually and as syndication agent (in such capacity together with its successors in such capacity, the “Syndication Agent”), and BNP PARIBAS, a French bank acting through its Houston Agency, individually and as documentation agent (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S:

        WHEREAS, the Borrower, each Bank then a party, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent (collectively, the “Agents”), and the Issuer have heretofore entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2002, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of April 19, 2002, and by that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of July 3, 2002, and by that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of August 28, 2002, and as otherwise amended from time to time prior to the Amendment Effective Date (the “Credit Agreement”), pursuant to which the Banks have agreed to make revolving credit loans available to the Borrower under the terms and provisions stated therein; and

        WHEREAS, the Borrower has requested that the Banks, the Agents and the Issuer amend and restate Section 7.2.15 of the Credit Agreement as more particular set forth below; and

        WHEREAS, subject to the terms and conditions of this Amendment, the Banks, the Agents and the Issuer are willing to enter into this Amendment;

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

        Section 2. Amendment to Credit Agreement. Section 7.2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 7.2.15. Hedge Agreements. The Borrower and the Restricted Subsidiaries have not entered into, and shall not enter into or assume any Hedge Agreements of the type described in clause (ii) of the definition thereof; provided, however, that the Borrower and the Restricted Subsidiaries may enter into or assume:

(a) Hedge Agreements which provide for a floor, but not a cap in an amount not to exceed during any calendar year 100% of the Borrower’s and the Restricted Subsidiaries’ total projected production from Oil and Gas Properties, which constitute Proved Producing Reserves for such year; and

(b) Hedge Agreements which provide for a cap (including fixed price swaps), provided that all such Hedge Agreements shall not cover more than,

(i)	for the calculation period commencing on the then-current date and ending on the corresponding day of the eighteenth (18th) month following the then-current date (or if such eighteenth month has no corresponding date, then ending on the last day of such eighteenth month)(the “Eighteen Month Period”), the greater of (A) 90% of the Borrower’s and the Restricted Subsidiaries’ total projected production of oil and 75% of the Borrower’s and the Restricted Subsidiaries’ total projected production of natural gas, or (B) 75% of the Borrower’s and the Restricted Subsidiaries’ total projected production of oil and natural gas (on an equivalency basis in which one (1) barrel of oil shall be equivalent to six (6) thousand cubic feet of natural gas), in each case from Oil and Gas Properties which constitute Proved Producing Reserves; and

(ii)	for the calculation period commencing on the first day immediately following the last day of the Eighteen Month Period and ending exactly three years after the then-current date, 75% of the Borrower’s and the Restricted Subsidiaries’ total projected production of oil and natural gas (on an equivalency basis in which one (1) barrel of oil shall be equivalent to six (6) thousand cubic feet of natural gas) from Oil and Gas Properties which constitute Proved Producing Reserves;

further provided that (w) no such Hedge Agreement shall have a tenor of more than three (3) years from the date of such Hedge Agreement; (x) in no event shall the Borrower or its Restricted Subsidiaries enter into or assume any Speculative Transactions; (y) all Hedge Agreements to which the Borrower or any Restricted Subsidiary is a party shall be with counterparties acceptable to the Administrative Agent (for purposes of this clause (y), the Banks and their respective Affiliates and ChevronTexaco, Inc., Morgan Stanley Dean Witter, Inc., J. Aron, Inc., and Cinergy Corp. and their respective Affiliates shall be deemed to be acceptable counterparties); and (z) all production projections shall be equal at all times to the projections set out in the most current Reserve Report then available for the Borrower’s and the Restricted Subsidiaries’ Oil and Gas Properties which constitute Proved Producing Reserves, as revised to account for any increase or decrease anticipated because of information obtained by the Borrower or any Restricted Subsidiary subsequent to the publication of such Reserve Report (including actual production decline rates for existing wells and anticipated future production increases or decreases due to new development or acquisitions or dispositions (to the extent otherwise permitted) of Oil and Gas Properties). As used herein, “Speculative Transaction” means a Hedge Agreement which would cause the Borrower and its Restricted Subsidiaries to have in place Hedging Agreements covering at any time more than 100% of the Borrower’s and its Restricted Subsidiaries’ total projected production of oil or more than 100% of the Borrower’s and its Restricted Subsidiaries’ total projected production of natural gas, in each case, from Proved Producing Reserves on an individual commodity basis (and not on an equivalency basis).

        Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Agents, the Issuer and Banks constituting at least the Majority Banks, and duly acknowledged by each of the Guarantors.

(b)	Other Conditions. The Borrower shall have confirmed and acknowledged to the Agents, the Issuer and the Banks, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Banks, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

        Section 4. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

        Section 5. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 10.3 of the Credit Agreement.

        Section 6. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Banks under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        Section 7. Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

        Section 8. Applicable Law. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

        Section 9. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Issuer, the Banks and the Borrower and their respective successors and assigns.

        Section 10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 11. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER: MAGNUM HUNTER RESOURCES, INC. By:/s/Chris Tong Name: Chris Tong Title: Senior Vice President Chief Financial Officer
AGENTS, BANKS AND ISSUER:

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as Administrative Agent, Collateral Agent, Issuer and a Bank

By: ________________________
      Name:
      Title:

CIBC INC., as Syndication Agent and a Bank By: ________________________ Name: Title:

BNP PARIBAS, as Documentation Agent and a Bank By:_____________________ Name: Title: - and - By:_____________________ Name: Title:
FORTIS CAPITAL CORP., as a Bank By:_____________________ Name: Title: - and - By:_____________________ Name: Title:
BANK OF SCOTLAND, as a Bank By: ________________________ Name: Title:
BANK OF NOVA SCOTIA, as a Bank By: ________________________ Name: Title:

UNION BANK OF CALIFORNIA, N.A., as a Bank By: ________________________ Name: Title:
COMPASS BANK, as a Bank By: ________________________ Name: Title:
WELLS FARGO BANK TEXAS, NA, as a Bank By: ________________________ Name: Title:
COMERICA BANK - TEXAS, as a Bank By: __________________________ Name: Title:
WASHINGTON MUTUAL BANK, FA, as a Bank By: __________________________ Name: Title:

HIBERNIA NATIONAL BANK, as a Bank By: __________________________ Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as a Bank By: __________________________ Name: Title:

ACKNOWLEDGMENT BY GUARANTORS

        Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of September 6, 2002 (the “Fourth Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Fourth Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Fourth Amendment.

        Executed to be effective as of September 6, 2002.

GUARANTORS:

HUNTER GAS GATHERING, INC.
GRUY PETROLEUM MANAGEMENT CO.
MAGNUM HUNTER PRODUCTION, INC.
CONMAG ENERGY CORPORATION
TRAPMAR PROPERTIES, INC.
PINTAIL ENERGY, INC.
PRIZE OPERATING COMPANY
PEC (DELAWARE), INC.
OKLAHOMA GAS PROCESSING, INC.

By: /s/Chris Tong
     Name:     Chris Tong
     Title:       Senior Vice President and
                     Chief Financial Officer

PRIZE ENERGY RESOURCES, L.P. By: Prize Operating Company, as its general partner By:_________________________ Name: Senior Vice President and Chief Financial Officer